                                                                     EXHIBIT 2.3

                                                               EXECUTION VERSION


                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT (this "AGREEMENT"), is entered into as of July 14, 2003, by and among Yahoo! Inc., a Delaware corporation ("PARENT"), July 2003 Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and the undersigned stockholder ("STOCKHOLDER") of Overture Services, Inc., a Delaware corporation (the "COMPANY").

                                   WITNESSETH:

                  WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company or, alternatively, merge the Company with and into Merger Sub (the "MERGER"); and

                  WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined hereinafter) of Existing Shares (as defined hereinafter) of the common stock, $0.0001 par value, of the Company (the "COMPANY COMMON STOCK"); and

                  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has requested that Stockholder enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                  Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                           (a)      "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP"
with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), except for those shares of Company Common Stock which Stockholder has the right to acquire within 60 days; provided, however, that for the purposes of this Agreement, Stockholder shall be deemed to Beneficially Own only those securities held of record by such Stockholder or over which Stockholder has sole voting and dispositive power; provided, further, that in no event shall Stockholder be deemed to Beneficially Own any securities owned of record by Bill Gross or Clearstone Venture Partners.

                           (b)      "EXISTING SHARES" means shares of the
Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

                           (c)      "SECURITIES" means the Existing Shares
together with any shares of the Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

                  Section 2. Representations And Warranties of Stockholder. Stockholder represents and warrants to Parent and Merger Sub as follows:

                           (a)      Ownership of Shares. As of the date hereof
and at all times prior to the termination of this Agreement, Stockholder is (and will be, unless any Existing Shares are transferred pursuant to Section 5(a) hereof or any Stockholder Options are exercised) the Beneficial Owner of the Existing Shares and Company Options to purchase shares of Company Common Stock (the "STOCKHOLDER OPTIONS") set forth on the signature page of this Agreement. As of the date hereof, Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock (and the associated Company Rights) and Stockholder Options set forth on the signature page of this Agreement.

                           (b)      Authority. Stockholder has the requisite
power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement.

                           (c)      Power; Binding Agreement. Stockholder has
the legal capacity and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (d)      No Conflicts. Except as contemplated by the
Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Stockholder, if applicable, or (B) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets, except in the case of clause (B) where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder to perform this Agreement.

                           (e)      No Encumbrance. Except as permitted by this
Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all Liens except for any such Liens arising hereunder or under applicable federal and state securities laws, other than Liens that are not material to performance of this Agreement by Stockholder.

                           (f)      Community Property. All representations and
warranties by Stockholder made herein are qualified in their entirety by the effects of applicable community property laws and the laws affecting the rights of marital partners generally.

                  Section 3. Representations And Warranties of Parent And Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

                           (a)      Power; Binding Agreement. Parent and Merger
Sub each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (b)      No Conflicts. Except as contemplated by the
Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, and (ii) and none of the execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent and Merger Sub, or
(B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clause (B) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement or perform this Agreement.

                  Section 4. Disclosure. Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the Prospectus/Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and in any press release or other disclosure document in which Parent reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the Securities and Exchange Commission, or appropriate, in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

                  Section 5. Transfer And Other Restrictions. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                           (a)      except pursuant to the terms of the Merger
Agreement or pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition (collectively, "Transfer") of any or all of the Securities or any interest therein, except (i) as provided in
Section 6 hereof; (ii) for Transfers of the Securities in the open market; (iii) for private block trades of the Securities, provided that under no circumstances may Stockholder transfer any Securities pursuant to this Section 5(a)(iii) (A) to any person or group which is the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act) of 5% or more of the outstanding shares of Company Common Stock or (B) representing 2% or more of the outstanding shares of Company Common Stock to any one person or group and/or (iv) other Transfers (including distributions of Securities by Stockholder to its shareholders) in which each transferee shall have: (A) executed a counterpart of this Agreement and a proxy in the form attached hereto as ANNEX I and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

                           (b)      grant any proxy or power of attorney,
deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

                           (c)      take any other action for the purpose of
making any representation or warranty of Stockholder contained herein untrue or incorrect or of preventing or disabling Stockholder from performing its obligations under this Agreement.

Notwithstanding anything to the contrary in this Agreement, any Securities Transferred in a manner permitted by Section 5(a) hereof shall be Transferred free and clear of any voting restriction and of the Proxy (as defined below), in each case except to the extent specifically provided by Section 5(a)(iv).

                  Section 6. Voting of the Company Common Stock. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, Stockholder (in his or her capacity as such) will, provided that Stockholder has received written notice from Parent within a reasonable period of time prior to any such meeting that Parent is unable to vote the Securities subject to the irrevocable proxy in the form attached hereto as ANNEX I (the "PROXY") at the meeting, appear at the meeting or otherwise cause the Securities which are eligible to vote and which are held of record or over which Stockholder has sole voting power to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities which are eligible to vote and which are held of record or over which Stockholder has sole voting power:

                                    (A)      in favor of the adoption of the
                  Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof;

                                    (B)      against approval of any proposal
                  made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger; and

                                    (C)      against any other action that is
                  intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

                  Except as otherwise permitted under Section 5(a) hereof, Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in subsections (A), (B) and (C) above.

                  Section 7. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent the Proxy, which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Securities except as otherwise contemplated by Section 5(a) hereof; provided, that, the Proxy shall terminate and be revoked with respect to any Securities concurrently with the Transfer of such Securities in accordance with Section 5(a) without any notice or action by Stockholder, the transferee or any other person.

                  Section 8. Stop Transfer; Legending of Shares.

                           (a)      Stockholder agrees with, and covenants to,
Parent that Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

                           (b)      In the event of a stock dividend or
distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Existing Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

                  Section 9. Termination. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement, (b) the agreement of the parties hereto to terminate this Agreement, (c) the Effective Time and (d) March 31, 2004; provided, however, that this Agreement shall earlier terminate with respect to any Securities Transferred by Stockholder in accordance with Section 5(a) hereof upon such Transfer.

                  Section 10. Miscellaneous.

                           (a)      Entire Agreement. This Agreement (including
the Proxy referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                           (b)      Successors and Assigns. This Agreement shall
not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. Except with respect to Securities Transferred by Stockholder as contemplated by Section 5(a) hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

                           (c)      Amendment and Modification. This Agreement
may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

                           (d)      Notices. All notices and other
communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (i)      if to Parent or Merger Sub, to:

                           Yahoo! Inc.
                           701 First Avenue
                           Sunnyvale, California 94089
                           Attention: Chief Executive Officer
                           Telephone No.: (408) 349-3300

                           Facsimile No.: (408) 349-7721

                           with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue, Suite 1100
                           Palo Alto, California 94301
                           Attention: Kenton J. King
                                      Celeste E. Greene
                           Telephone:    (650) 470-4500
                           Telecopy No.: (650) 470-4570

                  (ii) If to Stockholder, to the address set forth on the signature page hereto, with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention: Martin W. Korman
                                      Bradley L. Finkelstein
                           Telephone:    (650) 493-9300
                           Telecopy No.: (650) 493-6811

                           (e)      Severability. In the event that any
provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                           (f)      Other Remedies; Specific Performance. Except
as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                           (g)      No Waiver; Remedies Cumulative. No failure
or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise provided herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                           (h)      No Survival. None of the representations,
warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in this Section 10.

                           (i)      No Third Party Beneficiaries. This Agreement
is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                           (j)      Governing Law and Venue. This Agreement
shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a state court sitting in the State of Delaware.

                           (k)      Descriptive Heading. The descriptive
headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                           (l)      Expenses. All costs and expenses incurred in
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                           (m)      Counterparts. This Agreement may be executed
in one or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                                   * * * * * *

                  IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

                                     YAHOO! INC.

                                     By:/s/ Jonathan K. Sobel
                                     ------------------------
                                         Name: Jonathan K. Sobel
                                         Title: Senior Vice President,
                                                General Counsel and
                                                Secretary

                                     JULY 2003 MERGER CORP.

                                     By:/s/ Jonathan K. Sobel
                                     ------------------------
                                         Name: Jonathan K. Sobel
                                         Title: Secretary

                                     IDEALAB


                                     By:/s/ Bill Gross
                                     ------------------------
                                         Name: Bill Gross, CEO

                                     Shares beneficially owned:
                                     3,079,915 shares of Company Common
                                     Stock (and associated Company
                                     Rights)
                                     0 shares of Company Common Stock issuable upon exercise of Company Options

                                     Address:
                                     130 West Union Street
                                     Pasadena, CA 91103

                                     ANNEX I

                                IRREVOCABLE PROXY

         The undersigned Stockholder of Overture Services, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Jonathan K. Sobel and Susan L. Decker and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to the full extent of the undersigned's right, with respect to the Securities (as defined in the Voting Agreement dated as of the date hereof (the "VOTING AGREEMENT") between Yahoo! Inc., a Delaware corporation ("PARENT"), July 2003 Merger Corp., a Delaware corporation and the undersigned Stockholder of the Company) which the undersigned Stockholder Beneficially Owns (as defined in the Voting Agreement) until the termination of the Voting Agreement pursuant to its terms (including terminations of the Voting Agreement with respect to Securities Transferred (as defined in the Voting Agreement) in accordance with Section 5(a) thereof). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the matters set forth in clauses (A), (B) and (C) below are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable to the fullest extent permitted by applicable law, is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into the Merger Agreement. This proxy is executed and intended to be irrevocable to the fullest extent permitted by law in accordance with the provisions of Section 212(c) of the Delaware General Corporation Law. The attorneys and proxies named above are empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Securities) of the undersigned at any time prior to termination of the Voting Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows:

                                    (A)      in favor of the adoption of the
                  Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof; and

                                    (B)      against approval of any proposal
                  made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger; and

                                    (C)      against any other action that is
                  intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (A), (B) and (C) above. The undersigned Stockholder may vote the Securities on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned; provided, however, that this Proxy shall terminate and be revoked with respect to any Securities Transferred (as defined in the Voting Agreement) in accordance with Section 5(a) of the Voting Agreement upon such Transfer without any notice or action by Stockholder, the transferee or any other person, and shall thereafter have no further force or effect with respect to such Securities.

         This Proxy is coupled with an interest and is irrevocable to the fullest extent permitted by law.

Dated: July 14, 2003                    Signature of Stockholder:


                                        IDEALAB


                                       /s/ Bill Gross
                                       ------------------------
                                           Bill Gross, CEO